UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	46-3769850
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8670 Wolff Court
Suite 240
Westminster, CO	80031
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, $0.01 par value per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-193318

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form 8-A filed by the Registrant on April 7, 2014 (the “Original 8-A”) is being filed to reflect a change to the exchange on which the Registrant’s common stock will be listed from the New York Stock Exchange to the NYSE MKT as shown on the cover page of this Amendment No. 1.  The disclosure under Items 1 and 2 below remains unchanged from the Original 8-A.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share (“common stock”), of Farmland Partners Inc. (the “Registrant”), included under the heading “Description of our Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-11 (File No. 333-193318), initially filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2014, as amended (the “Registration Statement”), is incorporated herein by reference.  The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference.  In addition, information relating to the Registrant’s common stock under the heading “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement shall be deemed incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 9, 2014		FARMLAND PARTNERS INC.

	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer